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                                                                    EXHIBIT 4.9

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT FOR THE WARRANT AND THE UNDERLYING SECURITIES UNDER THE SECURITIES ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (III) SUCH OFFER OR TRANSFER IS MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

                              PHARMION CORPORATION

                          COMMON STOCK PURCHASE WARRANT

                  PHARMION CORPORATION, a Delaware corporation (the "Company"), hereby certifies that, for value received, PENN PHARMACEUTICALS HOLDINGS LIMITED, a corporation organized under the laws of England and Wales, or its assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on April 11, 2003 and ending on April 11, 2008 (the "Expiration Date"), in whole or in part, an aggregate of 242,424 fully paid and non-assessable shares of the common stock, $0.001 par value per share, of the Company (the "Common Stock") at a purchase price, subject to the provisions of Paragraph 3 hereof, of $2.75 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

         1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of Exercise Notice at the end hereof duly executed by the Holder, to the Company at its office in Boulder, Colorado, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment to an account specified by the Company; provided, however, that the Holder may satisfy its obligation

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to make the Exercise Payment through a "cashless exercise," in which event the
Company shall issue to the Holder the number of shares of Common Stock determined as follows:

                           X = Y [(A-B)/A]

               where:

                           X = the number of shares to be issued to the Holder.

                           Y = the number of shares with respect to which this Warrant is being exercised.

                           A = if the Common Stock is not then publicly traded, the fair market value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, or, if the Common Stock is then publicly traded, the average of the closing prices of the Common Stock on the securities exchange or national market system on which the Common Stock is then traded for the five trading days immediately prior to (but not including) the date of exercise.

                           B = the Purchase Price.

         For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for such shares shall be deemed to have commenced, on the date this Warrant was originally issued.

This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the applicable Purchase Price by any of the aforementioned methods, and in any event within five (5) Business Days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares to which the Holder shall be entitled upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. The Company shall pay any and all issue and other taxes (other than income taxes of the Holder)

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that may be payable in respect of the issuance of this Warrant or any issuance or delivery of shares upon exercise of this Warrant.

         3. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The Purchase Price and the number and type of shares acquirable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of any of the events described in this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to Paragraph 3.1, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable hereunder immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

                  3.1. Subdivision or Combination of Stock. If the Company at any time or from time to time subdivides its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, if the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.2. Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) receive or become entitled to receive, without payment therefor:

                           (a)      Common Stock or any shares of stock or other
securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights, warrants or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution;

                           (b)      any cash paid or payable otherwise than as a
cash dividend, evidences of the Company's indebtedness or any other asset; or

                           (c)      Common Stock or additional stock or other
securities or property (including cash) by way of distribution, spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement or otherwise (other than shares of Common Stock issued as a stock split, which are covered by the terms of Paragraph 3.1), then, and in each such case, the Holder shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) that the Holder would have received or been entitled to receive had it been the holder of record of such number of shares of Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

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                  3.3.     Reorganization, Reclassification, Consolidation,
Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets in one or a series of transactions, or other transaction, is effected and, in connection therewith, holders of Common Stock are entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) upon exercise of this Warrant such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number and type of shares and other securities and property purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or other assets or property thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument delivered to the Company and to the Holder the obligation to deliver to the Holder such shares of stock, securities or other assets or property as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, as well as the obligations of the Company set forth in the immediately preceding sentence. The above provisions shall similarly apply with respect to successive recapitalizations, reclassifications, reorganizations, consolidations, mergers, sales or other transactions.

                  3.4. Adjustments to Purchase Price for Certain Diluting Issues. In the event that after the date hereof any transaction or event, other than those described in Paragraphs 3.1 through 3.3 above, occurs which, pursuant to the provisions of the Company's Third Restated Certificate of Incorporation (as the same may be amended or restated, the "Certificate of Incorporation"), results in a change in the conversion price of the Company's Series C Preferred Stock, par value $0.001 per share (the "Series C Preferred Stock"), whether by reason of the full-ratchet or weighted average antidilution calculations pertaining to the Series C Preferred Stock, then simultaneously with such change in the conversion price of the Series C Preferred Stock, the Purchase Price shall be reset to equal 1.316 times the new conversion price of the Series C Preferred Stock. In respect of any such adjustment, the adjusted Purchase Price will be determined by reference to the provisions of the Company's Certificate of Incorporation as they shall be in effect at the time of any such transaction or event, and nothing herein contained shall be deemed to limit the Company's right, upon receipt of the appropriate consent of the holders of the Series C Preferred Stock, to modify the antidilution provisions applicable to the Series C Preferred Stock or to require the consent of the Holder to any such modification.

                  3.5. Certain Events. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Paragraph 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in

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accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number, class and kind of shares available under this Warrant, the Purchase Price or the application of such provisions, so as to give the Holder upon exercise of this Warrant the total number, class and kind of shares as it would have owned had this Warrant been exercised prior to the event and had it continued to hold such shares until after the event requiring adjustment.

                  3.6.     Notices of Adjustments.

                           (a)      Immediately upon any adjustment in the
number or type of shares subject to this Warrant or the Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment, the adjusted Purchase Price and the adjusted number or type of shares of Common Stock or other securities or property issuable upon exercise hereof (as applicable) and describing the transactions giving rise to such adjustment.

                  3.7. Notices of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Organic Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 20 Business Days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction. For purposes of this Warrant, "Business Day" shall mean any day (except Saturday or Sunday) on which banks are scheduled to be open to conduct business in the City of New York.

                  3.8. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (including a fraction equating to .5000 being rounded up to the next whole number). The number of shares issuable upon exercise shall be determined on the basis of the amount of the Exercise Payment paid by the Holder and the number of shares of Common Stock issuable upon such exercise of this Warrant.

                  3.9. Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant for the maximum number of shares of Common Stock issuable upon exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant for the maximum number of shares of Common Stock issuable upon exercise of this Warrant, in addition to such other remedies as shall be available to the Holder, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares

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of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

                  3.10. Fully Paid Shares. All shares of capital stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable

         4. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) reasonably satisfactory in form and amount to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, to the Holder a new Warrant of like tenor.

         5. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation or threatened violation of any of the terms hereof or otherwise, without the need to post a bond or other security.

         6. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

                  6.1. Title. Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                  6.2. Possession. Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

                  6.3. Registered Holder. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

                  6.4. No Voting Rights Prior to Exercise. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  6.5. Transfer Taxes. The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer

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or delivery of this Warrant or the issuance or delivery of certificates for
Common Stock in a name other than that of the registered Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

         7. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         8. MAILING OF NOTICES, ETC. So long as this Warrant remains outstanding, the Company shall maintain an office or agency (which shall initially be the principal place of business of the Company, located at 2525 28th Street, Boulder, Colorado 80301) where notices, presentations and demands to or upon the Company in respect of this Warrant may be given. All such notices, presentations and demands shall be delivered (personally, by overnight courier or by telecopier) or mailed to such address and shall be effective on the date so delivered or three Business Days after the date so mailed.

         All notices to be given by the Company to the Holder in respect of this Warrant shall be delivered (personally, by overnight courier or by telecopier) or mailed to the address of the Holder set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company and shall be effective on the date so delivered or three Business Days after the date so mailed.

         9. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

         10. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. SEVERABILITY. Any provision of this Warrant that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Warrant or affecting the validity or enforceability of such provision in any other jurisdiction

         12. BINDING EFFECT. This Warrant shall be binding upon the Company and its successors and permitted assigns, and shall insure to the benefit of the Holder and its successors and permitted assigns.

         13. GOVERNING LAW; JURISDICTION. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. The Company hereby submits to the jurisdiction of the federal or state courts located within the City of New York, State of New York for the conduct of any suit, action or proceeding arising out of or relating to this Warrant. The Company hereby agrees that

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the Holder may effect service of process upon the Company by delivery (other than facsimile) in the manner provided for the giving of notices under Paragraph 8.

                              PHARMION CORPORATION

                              By: /s/ Patrick J. Mahaffy
                                  -------------------------
                              Name: Patrick J. Mahaffy

                              Title: President and CEO

Dated: April 11, 2003

                  [TO BE SIGNED ONLY UPON EXERCISE OF WARRANT]

                                 EXERCISE NOTICE

Pharmion Corporation
2525 28th Street
Boulder, Colorado 80301
Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant issued by Pharmion Corporation and held by the undersigned, the original of which is attached hereto, _______________ shares of Common Stock issuable upon the exercise of such Warrant and (check the applicable box):

[ ] Tenders herewith payment of the Exercise Payment (as defined in the Warrant) in full in the form of cash, certified check or official bank check in the amount of $__________________.

[ ] Confirms that payment of the Exercise Payment (as defined in the Warrant) in full by means of a wire transfer in the amount of $__________________ has been made to the Company.

[ ]      Elects to effect a "cashless exercise" of the Warrant as described in
         Section 1 of the Warrant with respect to the number of shares indicated above as to which this Warrant is being exercised.

The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to ______________________, whose address is ________________________ [and that a new Warrant for the remaining shares be issued in the name of, and be delivered to ______________________, whose address is ________________________ ].

Dated:

__________________________

                                                        ________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                                        ________________________
                                                               Address

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                  [TO BE SIGNED ONLY UPON TRANSFER OF WARRANT]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of Pharmion Corporation to which the within Warrant relates, and appoints ____________________ attorney to transfer said right on the books of Pharmion Corporation, with full power of substitution in the premises.

Dated:

__________________________

                                                    ____________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                                    ____________________________
                                                              Address

IN THE PRESENCE OF:

__________________________